UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

☒	Filed by Registrant
☐	Filed by Party other than Registrant

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

KARNET CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock: Par Value $0.001
	(2)	Aggregate number of securities to which transaction applies: Not Applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable.
	(4)	Proposed maximum aggregate value of transaction: Not Applicable.
	(5)	Total fee paid: Not Applicable.

☐	Fee paid previously with preliminary materials. Not Applicable.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KARNET CAPITAL CORP.

Room 1101, Block E, Guang Hua Yuan, 2031 Bin He Nan Road

Fu Tian District, Shenzhen City, China

+86 189-4831-9148

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dear Stockholders:

KARNET CAPITAL CORP., a Nevada corporation (the “Company”), has proposed to change its name to JIN WAN HONG INTERNATIONAL HOLDINGS LIMITED.

On March 23, 2016, the Board of Directors of the Company unanimously approved the adoption of a proposed amendment to the Articles of Incorporation of the Company (the “Amendment”) to change the name of the Company to JIN WAN HONG INTERNATIONAL HOLDINGS LIMITED.

THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS.

It is anticipated that on March 24, 2016, in accordance with Nevada law, the holders of a majority of the outstanding shares of Company Common Stock will execute a written consent approving the Amendment. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Exchange Act of 1934. The Information Statement contains a more detailed description of the Amendment. I encourage you to read the Information Statement thoroughly.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KARNET CAPITAL CORP.

Date: March 24, 2016	By:	/s/ Shu Feng Lu
Shu Feng Lu, President

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